Exhibit 1

Stratus Technologies Bermuda Holdings Ltd.

Cumberland House, 9th Floor

One Victoria Street

Hamilton

HM 11, Bermuda

N E W S — N E W S — N E W S — N E W S — N E W S

Stratus Technologies Announces Conference Call for

FY2014 Second Quarter Financial Results

HAMILTON, BERMUDA – (Marketwire – October 8, 2013) – Stratus Technologies Bermuda Holdings Ltd. (together with its consolidated subsidiaries, “Stratus” or the “Company”), the leading provider of high availability solutions, will release financial results for its second quarter ended August 25, 2013 on Thursday, October 10, 2013 at 8:30 a.m. Eastern Time. A conference call will be held on the same day, Thursday, October 10, 2013, at 1:30 p.m. Eastern Time.

During the call, David C. Laurello, president and chief executive officer, and Robert C. Laufer, senior vice president and chief financial officer, will review the financial results and discuss business developments for the second quarter of fiscal year 2014.

The call may be accessed by calling 1-877-941-9205 (U.S. only) or 1-480-629-9771 with a conference ID of 4643335. A recording of this conference call will be available at 1-800-406-7325 (U.S. only) or 1-303-590-3030 with a conference ID of 4643335 for 30 days.

About Stratus

Stratus Technologies is the leading provider of infrastructure based solutions that keep applications running continuously in today’s always-on world. Stratus enables rapid deployment of always-on infrastructures, from enterprise servers to clouds, without any changes to applications. Stratus’ flexible solutions – software, platform and services – prevent downtime before it occurs and ensure uninterrupted performance of essential business operations.

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Investor Relations	Press & Industry Analysts
Robert C. Laufer	Sally Bate
Senior Vice President, CFO	Director of Corporate Marketing
Stratus Technologies	Stratus Technologies
978-461-7343	978-461-7518
bob.laufer@stratus.com	sally.bate@stratus.com

© 2013 Stratus Technologies Bermuda Ltd. All rights reserved.

Stratus® is a trademark or registered trademark of ours. All other trade names, service marks and trademarks appearing in this annual report are the property of their respective holders. Our use or display of other parties’ trade names, service marks or trademarks is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, the trade name, service mark or trademark owners.